UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 26, 2011

MARINE DRIVE MOBILE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-145879	68-0676667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2/41 Timurty Om Housing Society Sion, Chunnabhatti Mumbai, India, 400022
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  91 9820600 700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

⁭      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 26, 2011, Marine Drive Mobile Corp., a Nevada corporation (the “Company”), entered into a Membership Interests Purchase Agreement (the “Purchase Agreement”) with I Like A Deal, LLC, a limited liability company organized under the laws of Nevada (“ILAD”) and ILAD’s members (the “Selling Members”). ILAD runs an integrated website that allows users to find the “best of the best” deals locally and nationally on a daily basis including automotive, active life, education, food, fitness, hotel, restaurants, shopping, among others, by selling coupons for discounted products and services.

At the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Company will issue approximately 1,000,000 shares of its common stock (the “Shares”) to the Selling Members in exchange for one hundred percent (100%) of the issued and outstanding membership interests of ILAD.  The Shares will be held in escrow pursuant to the terms of an escrow agreement, the terms of which shall be agreed upon between the Company and the Selling Members prior to the Closing, which shall, among other things, provide for the release of fifty percent (50%) of the Shares on the one-year anniversary of the Closing and the release of the remainder of the Shares on the two-year anniversary of the Closing.  As additional consideration for its acquisition of the membership interests of ILAD, the Company will issue to the Selling Members warrants to purchase 100,000 shares of common stock of the Company.  Moreover, if the Company achieves at least $10,000,000 in net sales attributable to ILAD, the Company will make a one-time earnout payment to the Selling Members of $100,000.

The Purchase Agreement contains customary representations, warranties, and conditions to closing.  The preceding description of the terms and conditions of the Purchase Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits.

 Exhibit Number                      Description

2.1	Membership Interests Purchase Agreement, dated August 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINE DRIVE MOBILE CORP.

Date: August 29, 2011	By:	/s/Ajeeta Pinheiro
Name: Ajeeta Pinheiro
Title: Chief Executive Officer, President and Director